CLAUDIA J. ZAMAN ATTORNEY AT LAW
                          21800 Oxnard Street Suite 440
                             Woodland Hills CA 91367
                                 (818) 598-6774
                            (818) 598-6778 Facsimile

                                November 14, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME
      IN REGISTRATION STATEMENT ON FORM SB-2 OF DATAPOWER USA,INC.

      I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 for DataPower USA, Inc.

      It is my opinion that the securities of DataPower USA, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of DataPower USA, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                   Sincerely,

                                   CLAUDIA J. ZAMAN ATTORNEY AT LAW


                                   /s/ Claudia J. Zaman
                                   --------------------
                                   Claudia J. Zaman